                                                                  Exhibit 14 (a)

                                POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MARY L. CAVANAUGH and KATHERINE STONER, or each of them, as his or her true and lawful attorneys-in fact and agents, to sign any and all amendments to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exception from the federal securities laws; (iii) register additional annuity contracts under the federal securities law, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents of any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

     REGISTRANT NAME                     FILE NO.
-----------------------------      ------------------------
VALIC Separate Account A           033-75292 / 811-03240
                                   002-32783 / 811-03240
                                   002-96223 / 811-03240
                                   333-124398 / 811-03240
                                   333-49232 / 811-03240
                                   333-124756 / 811-03240

/S/ JAY S. WINTROB                 Director                            May 1, 2006
-----------------------------
Jay S. Wintrob

/S/ BRUCE R. ABRAMS                Director, President and Chief       May 1, 2006
-----------------------------      Executive Officer
Bruce R. Abrams

/S/ MICHAEL J. AKERS               Director, Senior Vice President     May 1, 2006
-----------------------------      and Chief Actuary
Michael J. Akers

/S/ MARY L. CAVANAUGH              Director, Executive Vice            May 1, 2006
-----------------------------      President, General Counsel
Mary L. Cavanaugh                  and Secretary

/S/ N. SCOTT GILLIS                Director, Senior Vice President     May 1, 2006
-----------------------------      and Principal Financial Officer
N. Scott Gillis

/S/ SHARLA A. JACKSON              Director and Executive Vice         May 1, 2006
-----------------------------      President - Operations
Sharla A. Jackson

/S/ KATHLEEN M. MCCUTCHEON         Director and Vice President -       May 1, 2006
-----------------------------      Human Resources
Kathleen M. McCutcheon

/S/ CHRISTOPHER J. SWIFT           Director                            May 1, 2006
-----------------------------
Christopher J. Swift